Exhibit 10.3

DRONE AVIATION HOLDING CORP.

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of _____, 20__ (the “Grant Date”), is between Drone Aviation Holding Corp., a Nevada corporation (the “Company”), and __________(a “______”).

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company, par value $0.0001 (“Common Shares”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.            Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of _____________ (_________) shares of the Common Stock of the Company (the “Option Shares”).  The Option is in all respects limited and conditioned as hereinafter provided.  The Option granted hereunder is intended to be a nonqualified stock option (“NQSO”) and not an incentive stock option (“ISO”) as such term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.            Exercise Price.  The exercise price of the Option Shares covered by this Option shall be $_______ per share, which equals or exceeds the fair market value of a Common Share on the grant date.

3.            Term.  Unless earlier terminated pursuant to any provision of this Option Agreement, this Option shall expire _______ years after the Grant Date (the “Expiration Date”).  This Option shall not be exercisable on or after the Expiration Date.

4.            Exercisability Schedule. No portion of this Option may be exercised until such portion shall have become exercisable. Except as set forth below in Sections 7(a), (b), (c) or (d), this Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as Aguilar remains a director of the Company or a Related Corporation on such dates:

Incremental Number of Option Shares Exercisable	Exercisability Date

Once exercisable, this Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date.

5.            Method of Exercising Option.  Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office.  The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company:

(a)           in cash, or by certified check, bank draft, or postal or express money order;

(b)           through the delivery of Common Shares previously acquired by the Optionee;

(c)           by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option;

(d)           in Common Shares newly acquired by the Optionee upon exercise of the Option; or

(e)           in any combination of (a), (b), (c) or (d) above.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Option Shares surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the Option Shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such Option Shares.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option.  In the event the Option is exercised by any person after the death or disability (as determined in accordance with Section 22(e)(3) of the Code) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Option Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

Upon exercise of the Option, Optionee shall be responsible for all employment and income taxes then or thereafter due (whether Federal, State or local), and if the Optionee does not remit to the Company sufficient cash (or, with the consent of the Board of Directors, Option Shares) to satisfy all applicable withholding requirements, the Company shall be entitled to satisfy any withholding requirements for any such tax by disposing of Option Shares at exercise, withholding cash from Optionee’s salary or other compensation or such other means as the Board of Directors considers appropriate to the fullest extent permitted by applicable law.  Nothing in the preceding sentence shall impair or limit the Company’s rights with respect to satisfying withholding obligations consistent with applicable law.

The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

6.            Non-Transferability of Option.  This Option is not assignable or transferable, in whole or in part, by the Optionee.

7.            Termination of Service.

(a)        Termination by Optionee. If terminated by Optionee for any reason other than death or disability (as defined below), the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised at any time prior to the Expiration Date. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Related Corporation, or vice versa, or from one Related Corporation to another, shall not be deemed to constitute a termination of employment or service for purposes of the Option Agreement.

(b)        Termination by Company for Cause. In the event that Optionee’s service with the Company and all Related Corporations is terminated by the Company or any Related Corporations for “cause” any unexercised portion of any Option shall immediately terminate in its entirety. For purposes hereof, unless otherwise defined in an employment agreement between the Company, the Optionee, “Cause” shall exist upon a good-faith determination by the Board of Directors, following a hearing before the Board of Directors at which the Optionee was given an opportunity to be heard, that such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Related Corporation of Company or that the Optionee has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or of a felony under any state or federal statute; provided, however, that it is specifically understood that “Cause” shall not include any act of commission or omission in the good-faith exercise of the Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company.

(c)        Termination by Company without Cause. In the event that Optionee is removed as a director, officer or employee by the Company at any time other than for “Cause” or is not re-appointed by a vote of the Company’s shareholders or otherwise, the Option will vest and become exercisable with respect to a number of shares of Common Stock equal to the product of (i) a fraction the numerator of which is the number of completed months elapsed after the Grant Date to the date of removal or termination of service, as the case may be, and the denominator of which is twenty four (24) and multiplied by (ii) the number of Option Shares that have not become exercisable as provided for in Section 4 of this Agreement.

(d)            Termination upon Death or Disability.  If Optionee’s employment with or service to the Company and all Related Corporations terminates by reason of death or Disability (as defined below), then the Option will vest and become exercisable with respect to a number of shares of Common Stock equal to the product of (i) a fraction the numerator of which is the number of completed months elapsed after the Grant Date to the date of death or permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code), as the case may be, and the denominator of which is twenty four (24) and multiplied by (ii) the number of Option Shares that have not become exercisable as provided for in Section 4 of this Agreement.

As to any Option Shares that are not exercisable upon termination of service of Optionee shall be forfeited to the Company.

8.          Securities Matters.

(a)        If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Option Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Option Shares hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.  The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.  The Board of Directors shall inform the Optionee in writing of any decision to defer or prohibit the exercise of an Option.  During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the Optionee may, by written notice, withdraw the Optionee’s decision to exercise and obtain a refund of any amount paid with respect thereto.

(b)         The Company may require: (i) the Optionee (or any other person exercising the Option in the case of the Optionee’s death or Disability) as a condition of exercising the Option, to give written assurances, in substance and form satisfactory to the Company, to the effect that such person is acquiring the Option Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for Option Shares delivered in connection with the exercise of the Option bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Option Shares or otherwise.  The Optionee specifically understands and agrees that the Option Shares, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act of 1933 and, accordingly, the Optionee may be required to hold the shares indefinitely unless they are registered under such Securities Act of 1933, as amended, or an exemption from such registration is available.

(c)         The Optionee shall have no rights as a shareholder with respect to any Option Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to the Optionee for such Option Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9.          No Obligation to Continue Appointment. Neither the Company nor any Subsidiary is obligated by or as a result of this Agreement to continue Aguilar in employment and this Agreement shall not interfere in any way with the right of the Company or any Related Corporation to terminate the services of the Optionee or Aguilar at any time.

10.        Governing Law.  This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible.  Otherwise, the laws of the State of Florida (without reference to the principles of conflict of laws) shall govern the Option and the rights of the Optionee.

IN WITNESS WHEREOF, the parties hereto have duly executed this Nonqualified Stock Option Agreement as of the grant date set forth above.

DRONE AVIATION HOLDING CORP.

By:
Name:	Kendall W. Carpenter
Title:	Chief Financial Officer

Optionee

By:
Name:
Title:

DRONE AVIATION HOLDING CORP.

Notice of Exercise of Nonqualified Stock Option

I hereby exercise the nonqualified stock option granted to me pursuant to the Nonqualified Stock Option Agreement dated as of _____________, by Drone Aviation Holding Corp. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.0001 per Share, covered by said option:

Number of Shares to be purchased:		_______

Purchase price per Share:	$

Total purchase price:	$	_______

___	A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $__________ in full/partial [circle one] payment for such Shares;

and/or

___	B.	Enclosed is/are _______ Share(s) with a total fair market value of $_______ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

___	C.	I have provided notice to _________ [ insert name of broker] , a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price.]

and/or

___	D.	I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option.

Please have the certificate or certificates representing the purchased Shares registered in the following name or names * :                                             ; and sent to                                                  .

DATED: ____________ __, 20__
Optionee’s Signature

* Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.